UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 12, 2007

FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)

(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On January 12, 2007, Robert P. Brecht (“Brecht”), Senior Executive Vice President of Retail of FirstMerit Corporation (the “Company”) notified the Company of his decision to resign, effective February 1, 2007. The Company and Brecht entered into an Agreement (the “Agreement”) on January 12, 2007. A brief description of the Agreement follows.
     The Company will pay Brecht separation pay through December 31, 2007 in the amount of $301,217, payable in installments corresponding with the Company’s normal payroll practices. The Company will also pay Brecht $50,000 as incentive compensation for the year 2006 within 30 days of February 1, 2007. The vesting, ability to exercise and lapsing of any restrictions of Mr. Brecht’s outstanding equity awards will be determined in accordance with and to the extent provided under the terms contained in the equity plans and the award agreements through which they were granted. The Company will continue to pay the premium on a life insurance policy which Brecht owns, which carries a $500,000 death benefit (the “Life Insurance”), as well as pay Brecht, at the time such premium payment is made, an amount equal to 40 percent of such premium, until such time as the policy cash value and dividends are estimated to be sufficient to pay future premiums for Brecht’s life expectancy, based upon the current dividend scale or, if earlier, the date of his death. Brecht will be responsible for the payment of all taxes associated with the payment of the premiums. The Company will reimburse Brecht up to $750 for his income tax preparation expenses for the 2006 tax year and will provide Brecht with outplacement services for a period not to exceed three months. Until Brecht attains the age of 65, he will be eligible to participate in the Company’s group health coverage for retirees, after which time he will be eligible to apply for coverage under the Company’s Retiree Medical Program, with Brecht being responsible for paying the full costs of premiums under the Retiree Medical Program. In addition, Brecht will be entitled to all benefits he has accrued through various Company retirement plans as and when such benefits will be paid under the terms of each of the plans.
     After February 1, 2007, Brecht will be subject to non-competition and non-solicitation agreements for 24 months and will be required to execute a general release as a condition to receiving his post-termination benefits. He will remain subject to covenants of non-disclosure of confidential information of the Company.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel

Terrence E. Bichsel Executive Vice President and Chief Financial Officer
Date: January 19, 2007

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